EXHIBIT 23.6
CONSENT OF DIRECTOR NOMINEE
Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to the use of his name as a Director Nominee in the registration statement on Form S-11, and any amendments thereto, to be filed by Provident Mortgage Capital Associates, Inc.

/s/ Raymond Perry
Raymond Perry

Dated: April 14, 2011